Exhibit 99.1

COMMUNICATION SYSTEMS, INC.

ANNUAL BONUS PLAN

Approved by the Board of Directors on March 1, 2012

Section 1.	Establishment and General Purpose of the Plan

1.1

Establishment. The name of this plan is the “Communications Systems, Inc. Annual Bonus Plan” (the “Plan”). The Plan shall be effective beginning with the Company’s fiscal year beginning January 1, 2012.

1.2

Relation to 2011 Executive Incentive Compensation Plan. This is a sub-plan to the Company’s 2011 Executive Incentive Compensation Plan (the “EIC Plan”). Unless otherwise expressly provided herein, all provisions of the EIC Plan, to the extent relevant to the terms of this Plan, shall be applicable to and are hereby incorporated by reference into this Plan.

1.3

Purpose. The purpose of this Plan is to provide a comprehensive framework pursuant to which opportunities for incentive compensation generally covering periods of one year or less can be awarded to Senior Executives and other employees of Communications Systems, Inc. in order to focus their efforts on achievement of near term financial objectives critical to the success of the Company; to reward accomplishments when performance meets or exceeds established targets or business plan objectives; and to more closely tie their compensation to the annual financial results of the Company.

Section 2.	Definitions

All capitalized terms used herein shall have the meanings assigned to such terms in the EIC Plan, except that terms defined in this Section 2 shall have the meanings respectively indicated, but solely for purposes of this Plan.

2.1

“Bonus Award” means the grant of an opportunity to receive a payment in cash upon achievement of Performance Goals as of the end of a Performance Period as determined by the Committee or Internal Committee in accordance with, respectively, Section 3 or Section 4 of the Plan; provided that, with respect to Senior Executives, a Bonus Award may include an award of Shares. A Bonus Award shall constitute an “Other Award” as defined in the EIC Plan.

2.2	“Bonus Award Agreement” means a written agreement between the Company and a Participant describing a Bonus Award for such Participant.

2.3	“Company Employee” means each Employee of the Company other than a Senior Executive.

2.4	“Compensation Committee” means the Compensation Committee of the Board of Directors, and has the same meaning as “Committee” in the EIC Plan.

2.5

“Employee” means a person who performs services for the Company and who is regularly paid through the payroll of the Company, whether or not a Senior Executive or member of the Board, but, unless otherwise expressly determined by the Internal Committee, this term does not include (i) any temporary employee, (ii) any person serving the Company only as a member of the Board of Directors, and (iii) any person eligible for other forms of variable compensation (e.g., commissions).

2.6

“Internal Committee” means a committee of the Company which shall consist of the individuals serving in the following positions as Company officers: Chief Executive Officer, Chief Financial Officer, Vice President of Human Resources, and Controller, as well as any other person designated by the Compensation Committee.

2.7

“Participant” means any Senior Executive or Company Employee who is eligible and is selected by the Compensation Committee or the Internal Committee to participate in the Plan under, respectively, Section 3 or Section 4 herein.

2.8	“Payout” means a payment of the cash or (in the case of Senior Executives) Shares earned in relation to the Performance Goals specified in the Bonus Award Agreement.

2.9

“Performance Period” means a measuring period of time determined by the Committee or Internal Committee that is twelve months or less, over which the Performance Goals established by the Committee must be achieved to earn a Payout under a Bonus Award.

2.10	“Plan” means this Annual Bonus Plan.

2.11	“Plan Year” means the applicable fiscal year of the Company.

2.12

“Senior Executive” means the (i) Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer, (iii) other members of the Company’s corporate staff earning a base salary of at least $100,000 per annum, (iv) General Managers of the Company’s business units, and (v) any other person who is or could become a Named Executive Officer under Section 402 of SEC Registration S-K.

Section 3.	Administration of the Plan For Bonus Awards to Senior Executives

3.1	Administration. The Compensation Committee shall administer the Plan with respect to Bonus Awards for Senior Executives pursuant to this Section 3.

3.2

Power and Authority of the Committee. The Compensation Committee is authorized to make all decisions as required in the administration of this Section 3 and to exercise its discretion to establish, amend, suspend, terminate, define, interpret, construe, apply, approve, withdraw and make any exceptions to the terms of the Plan it deems necessary or advisable for the proper administration of this Section 3 not inconsistent with the terms of this Plan or the EIC Plan. The Compensation Committee shall have the power and authority to grant Bonus Awards to Participants that are Senior Executives pursuant to the terms of the Plan. In discharging its responsibilities, the Committee may, to the extent reasonable, rely on information supplied by and recommendations of the Internal Committee and its individual members. In particular, the Compensation Committee shall have the authority:

	a.	to select eligible Employees that qualify as Senior Executives to whom Bonus Awards may from time to time be granted hereunder;
b.

to determine the Performance Period, the Performance Goals, and the criteria to determine Payout under the Bonus Award (including, but not limited to, the degree to which the Performance Goals are met and the base salary, other compensation or other factors by reference to which the Bonus Award is determined and is paid);

c.

to determine other terms and conditions, not inconsistent with the terms of the Plan, of any Bonus Award granted hereunder (including, but not limited to, any restriction on, forfeiture of, or repayment of any Bonus Award); and,

	d.	to make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of this Section 3.

3.3

Further Provisions Regarding Participation and Bonus Awards. The Compensation Committee shall determine the date as of which each eligible Senior Executive shall commence to participate in the Plan and the Bonus Award to which the Senior Executive is then eligible. Selection to be a Participant in this Plan with respect to any designated Performance Period does not guarantee that the Senior Executive will be selected to be a Participant in any other Bonus Award under this Plan, and the Compensation Committee shall not have any obligation for uniformity of treatment among eligible Employees.

3.4

Certification. Following the end of each Performance Period and prior to payment of amounts earned under any Bonus Award to any Senior Executive, the Compensation Committee shall certify in writing as to the attainment of the Performance Goals upon which payments of amounts earned under any Bonus Award to Senior Executives is based.

Section 4.	Administration of the Plan for Bonus Awards to Company Employees.

4.1

Administration by the Internal Committee. The Internal Committee shall administer the Plan for Bonus Awards to Company Employees pursuant to this Section 4, provided that the Internal Committee and its administration of the Plan under this Section 4 shall at all times be subject to the oversight, direction and control of the Compensation Committee.

4.2

Power and Authority of the Internal Committee. The Internal Committee is authorized to make all decisions as required in the administration of this Section 4 and to exercise its discretion to interpret, construe, apply or make any exceptions to the terms of the Plan it deems necessary or advisable for the proper administration of this Section 4 not inconsistent with the terms of this Plan or guidelines approved or decisions made by the Compensation Committee. The Internal Committee shall have the power and authority to grant Bonus Awards to Company Employees, pursuant to the terms of the Plan. In particular, the Internal Committee shall have the authority:

	a.	to select eligible Company Employees to whom Bonus Awards may from time to time be granted hereunder;
b.

to determine the Performance Period, the Performance Goals, and the criteria to determine the amount due under the Bonus Award (including, but not limited to, the degree to which the Performance Goals are met, and the base salary, other compensation or other factors by reference to which the Bonus Award is determined and is paid); and

c.

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Bonus Award granted hereunder (including, but not limited to, any restriction on, forfeiture of, or repayment of any Bonus Award).

4.3

Further Provisions Regarding Participation. The Internal Committee shall determine the date as of which each eligible Company Employee shall commence to participate in the Plan and the Bonus Award to which the Employee is then eligible. Selection as an eligible Company Employee to be a Participant in this Plan with respect to any designated Performance Period does not guarantee that the Company Employee will be selected to be a Participant in any other Bonus Award under this Plan, and the Internal Committee shall not have any obligation for uniformity of treatment among eligible Company Employees.

Section 5.	Other Provisions Applicable to All Bonus Awards

5.1

Performance Period. A Performance Period may be of any length not to exceed one year, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that, with respect to quarterly periods after the first fiscal quarter, the Performance Goals may not in any event be set after 25% or more of such period has elapsed). Performance Periods may run concurrently and may contain interim dates during the Performance Period on which the achievement of Performance Goals may be determined and Payouts may be made.

5.2

Form of Bonus Awards. Each Bonus Award granted will specify Performance Goals established by the Compensation Committee or the Internal Committee, as the case may be, for the applicable Performance Period with respect to “Threshold,” “Target,” and “Maximum” levels of future performance by the Company or the business unit to which the Participant is assigned:

	a.	“Threshold” levels of performance shall represent a minimum level of actual performance in relation to Performance Goals below which no Payout will be earned by a Participant.
b.

“Target levels” of performance shall represent the level of actual performance in relation to the Performance Goals that must be achieved in order for a Participant to receive the Payout designated in the Bonus Award Agreement as being payable to the Participant if “Target” performance by the Company or business unit is achieved.

c.

Maximum levels of performance shall represent the level of actual performance in relation to the Performance Goals which must be achieved in order for a Participant to receive the Payout designated in the Participation Agreement as being the maximum payable to the Participant if “Maximum” performance by the Company or business unit is achieved or exceeded.

5.3

Modifications to Performance Goals. Except to the extent limited by this Plan, the EIC Plan or applicable law, the Compensation Committee shall have the discretion to adjust the determinations of the degree of attainment of the Performance Goals. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Compensation Committee discretion to alter the Performance Goals without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval.

5.4

Payouts Under Bonus Awards. The amount of cash and (in the case of Senior Executives) Shares earned by and payable to Participants under Awards shall be determined following the end of the Performance Period applicable to the Bonus Award, and shall be based on actual achievement against the Performance Goals specified in the respective Bonus Award Agreement. With respect to (i) actual performance between Performance Goals applicable to Threshold Performance and Performance Goals applicable to Target Performance, and (ii) with respect to actual performance between Performance Goals applicable to Target Performance and Performance Goals applicable to Maximum Performance, the Participation Agreement shall provide a method for determining the amount of the Payout in cash and Shares.

5.5

Timing of Payouts. Payouts of amounts earned under Bonus Awards will be made (whether in cash or shares) within 90 days of the end of the Performance Period or at such earlier date required in order to book expenses for fiscal year end tax and reporting purposes; provided that, with respect to Payouts of Bonus Awards for Senior Executives, the Compensation Committee must certify to the achievement of the Performance Goals prior to making Payouts to Senior Executives.

5.6

Compensation Committee Rule Making and Interpretations. The Compensation Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Bonus Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan.

5.7

Taxes. In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Company may take such action, and may require a Participant to take such action, as it deems appropriate to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant.

5.8

Effect on Employment. In the absence of any specific agreement to the contrary, no Bonus Award to a Participant under the Plan shall affect any right of the Company or any Subsidiary, to terminate, with or without cause, the Participant’s employment with the Company or any Subsidiary at any time. Neither the establishment of the Plan, nor the granting of any Bonus Award hereunder, shall give any Participant (i) any rights to remain employed by the Company or any Subsidiary; (ii) any benefits not specifically provided for herein or in any Bonus Award granted hereunder; or (iii) any rights to prevent the Company or any Subsidiary from modifying, amending or terminating any of its other benefit plans of any nature whatsoever.

5.9

Nontransferability. Except as otherwise determined by the Compensation Committee, no right under any Bonus Award shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the time in which the requirement of continued employment or attainment of Performance Goals has not been achieved and prior to the date of actual Payout.

5.10

Impact of Restatement of Financial Statements. If any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Compensation Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Bonus Award to any Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the amount earned under the Bonus Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Compensation Committee shall determine. The Compensation Committee may limit the application of this Section 7.4 to those responsible for the misstatement or to some or all Senior Executives, but in no event shall the amount to be recovered by the Company be less than the amount required to be recovered as a matter of law. The Compensation Committee shall determine whether the Company shall effect any such recovery (a) by seeking repayment from the Participant, (b) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of Subsidiary, (c) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (d) by any combination of the foregoing.

5.11

Forfeiture and Recoupment. Without limiting in any way the generality of the Compensation Committee’s power to specify any terms and conditions of a Bonus Award consistent with law, and for greater clarity, the Compensation Committee may specify that the Participant’s rights, payments, and benefits with respect to a Bonus Award under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Such events shall include, but shall not be limited to, termination of employment or services under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, non-solicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Compensation Committee determines is detrimental to the business or reputation of the Company and its subsidiaries.

Section 6.	Term; Amendment and Termination

6.1	Term of Plan. The Plan shall continue in operation indefinitely, subject to the right of the Compensation Committee to terminate the Plan at any time.

6.2

Amendments to and Termination of Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or EIC Plan, the Compensation Committee may amend, alter, suspend, discontinue or terminate the Plan.

6.3

Correction of Defects, Omissions and Inconsistencies. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan, the Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Bonus Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 7.	Miscellaneous

7.1	Governing Law. The Plan and all of the Participants’ rights thereunder shall be governed by and construed in accordance with the internal laws of the State of Minnesota.

7.2

Severability. If any provision of the Plan, or any Bonus Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, or any Bonus Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan and the Bonus Award, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan, any such Bonus Award shall remain in full force and effect.

7.3

No Trust or Fund Created. Neither the Plan nor any obligations to pay amounts earned under a Bonus Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to a Bonus Award, such right shall be no greater than the right of any unsecured general creditor of the Company or of any Subsidiary.

7.4

Nature of Payments. Any and all cash payments pursuant to any Bonus Award granted hereunder shall constitute special incentive payments to the Participant, and, except to the extent that such plan or agreement expressly provides to the contrary, such payments shall not be taken into account in computing the amount of the Participant’s salary or compensation for purposes of determining any pension, retirement, death or other benefits under:

	a.	any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any Subsidiary or
	b.	any agreement between the Company (or any Subsidiary) and the Participant

7.5

Headings. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.